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                                                                      EXHIBIT 21
                          SUPERVALU INC. SUBSIDIARIES
                               as of May 1, 1994
           (All are Subsidiary Corporations 100% Owned Directly or
                         Indirectly, Except as Noted)

                                                            PERCENTAGE OF VOTING
                                           JURISDICTION     SECURITIES OWNED BY
                                         OF ORGANIZATION      IMMEDIATE PARENT
                                         ---------------    --------------------
SUPERVALU INC.

Cub Foods of Appleton, Inc.                 Wisconsin              100%

Cub Foods of Green Bay, Inc.                Wisconsin              100%

Cub Foods of Milwaukee, Inc.                Wisconsin              100%

DFLP, Inc.                                  Minnesota              100%

D2LP, Inc.                                  Minnesota              100%

J. M. Jones Equipment Company               Delaware               100%

Jackson Markets, Inc.                       Mississippi            100%

Max Club, Inc.                              Minnesota              100%

NC&T Supermarkets, Inc.                     Ohio                   100%

Nevada Bond Investment Corp. I              Nevada                 100%

NAFTA Industries Consolidated, Inc.         Texas                   51%
  NAFTA Industries, Ltd.                    Texas Limited
                                            Partnership             51%

Planmark, Inc.                              Minnesota              100%

Planmark Architecture of Oregon, P.C.       Oregon                 100%

Preferred Products, Inc.                    Minnesota              100%

Risk Planners Agency of Ohio, Inc.          Ohio                   100%

Risk Planners, Inc.                         Minnesota              100%
  Risk Planners of Montana, Inc.            Montana                100%
  Risk Planners of Illinois, Inc.           Illinois               100%

Risk Planners of Mississippi, Inc.          Mississippi            100%

Risk Planners of Pennsylvania, Inc.         Pennsylvania           100%

S & C Supermarkets, Inc.                    Wisconsin              100%

Super Valu International Limited            Barbados               100%

Sweet Life Foods, Inc.                      Missouri               100%
  Market Development Corporation            Connecticut            100%
  Springfield Sugar & Products Company      Delaware               100%
  First Colonial Trading Corporation        Massachusetts          100%
  Hamlet Trading Corporation                Massachusetts          100%
  Sweet Life Products Corporation           New York                75%

SUPERVALU Pharmacies, Inc.                  Minnesota              100%

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
                                                            PERCENTAGE OF VOTING
                                           JURISDICTION      SECURITIES OWNED BY
                                          OF ORGANIZATION     IMMEDIATE PARENT
                                          ---------------   -------------------
Supervalu Transportation, Inc.              Minnesota                100%

SUVACO Insurance International, Ltd.        Islands of Bermuda       100%

Twin Valu Stores, Inc.                      Minnesota                100%


Valu Ventures, Inc.                         Minnesota                100%

Valu Ventures 2, Inc.                       Minnesota                100%

Valu Ventures-Albert Lea, Inc.              Minnesota                100%

Valu Ventures-Duluth, Inc.                  Minnesota                100%

Western Dairy Distributors, Inc.            Colorado                 100%

SUPERMARKET OPERATORS OF AMERICA INC.       Delaware                 100%
  Clyde Evans Markets, Inc.                 Ohio                     100%
  Scott's Food Stores, Inc.                 Indiana                  100%
     SV Ventures                            Indiana General
                                             Partnership              50%
  Wetterau Finance Co.                      Missouri                 100%

  SUPERVALU HOLDINGS, INC.                  Missouri                 100%
  (f/k/a Wetterau Incorporated)
      Airway Redevelopment Corporation      Missouri                 100%
      Augsburger's, Inc.                    Indiana                  100%
      BI-GO Markets, Inc.                   New Hampshire            100%
      Ellsworth Foods, Inc.                 Maine                    100%
      Glenn-Wohlberg & Company              Missouri                 100%
      Hazelwood Farms Bakeries, Inc.        Missouri                 100%
      John Alden Industries, Inc.           Rhode Island             100%
      Livonia Holding Company, Inc.         Michigan                 100%
         Foodland Distributors              Michigan General
                                             Partnership              50%
      Mohr Developers, Inc.                 Missouri                 100%
      Mohr Distributors of Litchfield, Inc. Illinois                 100%
      Pets, Crafts & Things Inc.            Pennsylvania             100%
      Save Mart Foods, Inc.                 Missouri                 100%
      Shop 'N Save Warehouse Foods, Inc.    Missouri                 100%
      SV Ventures                           Indiana General
                                             Partnership              50%
      Trans Continental Leasing, Ltd.       Missouri                 100%
      Treasure Enterprises, Inc.            Missouri                 100%
      Ultra Foods, Inc.                     New Jersey               100%
      USCP-WESCO, Inc.                      California               100%
      WC&V Supermarkets, Inc.               Vermont                  100%
      Wetterau Builders, Inc.               Missouri                 100%
      Wetterau Independence, Inc.           Missouri                 100%
      Wetterau Insurance Co. Ltd.           Bermuda                  100%
      Wettersub/SSI Holdings, Inc.          Missouri                 100%
      Save and Pack, Inc.                   Delaware                 100%
      Wetterau Transportation, Inc.         Missouri                 100%
      Wincom Systems, Incorporated          Missouri                 100%

      SUPERVALU OPERATIONS, INC.            Rhode Island             100%
      (f/k/a Wetterau N.E. Inc.)
         Glendale Foods, Inc.               Pennsylvania             100%
         M & C Foods, Inc.                  Pennsylvania             100%
         Moran Foods, Inc.                  Missouri                 100%
         Total Insurance Marketing
          Enterprises, Inc.                 Pennsylvania             100%
         Verona Road Associates, Inc.       Pennsylvania             100%
         West Kittanning Foods, Inc.        Pennsylvania              56.8%

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